Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-275946, 333-268682, 333-257817, 333-237718 and 333-283778 on Form S-8 of Sphere Entertainment Co. of our reports dated February 12, 2026, relating to the financial statements of Sphere Entertainment Co. and the effectiveness of Sphere Entertainment Co.’s internal control over financial reporting appearing in this Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

New York, New York
February 12, 2026